UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): May 18, 2007


                              PATRON SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                  000-25675                    74-3055158
(State or other jurisdiction      (Commission                 (I.R.S. Employer
     of incorporation)            File Number)               Identification No.)


                        5775 FLATIRON PARKWAY, SUITE 230
                             BOULDER, COLORADO 80301
                (Address of Principal Executive Offices/Zip Code)


                                 (303) 541-1005
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

[_] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause Patron Systems, Inc.'s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe Patron Systems, Inc.'s future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect,"
"anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Patron Systems, Inc.'s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Patron Systems, Inc. undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.


ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT OR COMPLETE INTERIM REVIEW.

On May 18, 2007, the Board of Directors of Patron Systems, Inc. (the "Company") determined that certain amounts reported in its audited financial statements for the year ended December 31, 2006 need to be restated as described below.

While performing their review of the Company's financial statements for the three months ended March 31, 2007, Marcum & Kliegman LLP ("M&K"), the Company's independent registered public accounting firm, discovered that there may be an error in the Company's accounting for a deemed dividend it recorded during the fourth quarter of its year ended December 31, 2006. M&K informed the Company's management of the possible misstatement. Upon review of this transaction the Company's management specifically determined that there was an error in the accounting for a deemed dividend that was recognized upon a reduction in the conversion price of the Company's Series A Preferred Stock that occurred on November 16, 2006. The reduction in the conversion price occurred upon the Company's issuance of additional convertible securities featuring a conversion price lower than the conversion price embedded in the Series A Preferred. The Company, in calculating the deemed dividend, originally determined that the net loss available to its common stockholders should be increased by $589,175. The Company reevaluated its computations during the quarter ended March 31, 2007 and determined that the net loss available to its common stockholders should have been increased by $3,759,059. The nature of the adjustment relates to the Company's use of an incorrect price for the value of its common stock when it computed the intrinsic value of the conversion feature embedded in the Series A Preferred stock at the time of the reduction in the conversion price.

The effect of the restatement on the Company's previously issued audited consolidated financial statements is as follows:


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


                                                 As Previously          As
                                                    Reported         Restated
                                                 -------------    -------------

Additional paid in capital ...................   $ 100,573,227    $ 103,743,111
Accumulated deficit ..........................     (93,286,542)     (96,456,426)

Preferred stock deemed dividend ..............   $  (2,413,606)   $  (5,583,490)

Net loss available to common stockholders ....   $  (9,344,431)   $ (12,514,315)

Net Loss Per Share - Basic and Diluted
  - Continuing operations ....................   $       (0.98)   $       (1.41)
  - Discontinued operations ..................           (0.29)           (0.29)
                                                 -------------    -------------
  - Total Net Loss per share available to
       common stockholders ...................   $       (1.27)   $       (1.70)
                                                 =============    =============


The effect on the Company's financial statements for the year ended December 31, 2006 was to increase additional paid in capital, accumulated deficit and net loss available to common stockholders by $3,169,884, net loss per share for continuing operations by $0.43 and total net loss per share available to common stockholders by $0.43. There was no effect on the Company's net loss.

The Company's management and Board of Directors concluded that the previously issued audited financial statements for the year ended December 31, 2006 should no longer be relied upon. The Company will be filing an amendment to its Annual Report on Form 10-KSB for year ended December 31, 2006 to reflect the restatement discussed above as soon as practicable.

The Company's management and the Board of Directors have discussed their findings and conclusions relating to these adjustments with M&K.

The  information  in this report  shall not be deemed  "filed"  for  purposes of
Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               PATRON SYSTEMS, INC.



Date:  May 18, 2007                   By:      /S/ MARTIN T. JOHNSON
                                               ---------------------------------
                                               Martin T. Johnson
                                               Chief Financial Officer


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